                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the 1999 Form 10-K of our report dated January 27, 2000, with respect to the consolidated balance sheets of Combanc, Inc. and Subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years then ended.

                           /S/ E. S. EVANS AND COMPANY

                    ---------------------------------------

                             E. S. Evans and Company


Lima, Ohio

February 25, 2000






                                      -54-